EXHIBIT 5.1

GRAVES, DOUGHERTY, HEARON & MOODY

A PROFESSIONAL CORPORATION

515 CONGRESS AVENUE

:

SUITE 2300

AUSTIN, TEXAS  78701

(512) 480-5600

FAX: (512) 478-1976

WEB ADDRESS

www.gdhm.com

January 30, 2003

Trans-Century Resources, Inc.

Westpark III, Suite 200

8140 N. Mopac

Austin, Texas  78759

Ladies and Gentlemen:

We have acted as counsel for Trans-Century Resources, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 3,350,000 shares of its common stock, $0.001 par value (the "Common Stock"), pursuant to a Registration Statement on Form SB-2 (Registration No. 333-90312) under the Securities Act of 1933, as amended (the "Act").  We have examined the Company's Certificate of Incorporation and such statutes, records, certificates and documents as we have deemed necessary for the purposes of this opinion.  We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

Based on the foregoing, we are of the opinion that the up to 3,350,000 authorized but unissued shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement have been duly authorized and, upon the issuance and sale of such shares pursuant to the Registration Statement, will be validly issued, fully paid and non-assessable.

GRAVES, DOUGHERTY, HEARON & MOODY

                                   A PROFESSIONAL CORPORATION

January 30, 2003

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" therein.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Graves, Dougherty, Hearon & Moody

GRAVES, DOUGHERTY, HEARON & MOODY

A Professional Corporation